DCAP Group, Inc. 1158 Broadway Hewlett, NY 11557 Phone: (516) 374-7600 Fax: (516) 295-7216 www.dcapgroup.com

News Release

IMMEDIATE

Investor Contact:
Barry B. Goldstein

DCAP ANNOUNCES SALE OF FRANCHISE BUSINESS

Hewlett, New York—May 7, 2009—DCAP Group, Inc. (NASDAQ: DCAP) today announced that it has sold its franchise business.  This transaction coincides with the Company’s stated goal of exiting the retail insurance business.  On April 17, 2009, DCAP sold its store locations in New York State.  Remaining to be sold are the Company’s three Pennsylvania retail locations.

“With this transaction, DCAP has continued the reformation of its business model from a retail insurance brokerage operation to the ownership of an insurance company, subject to policyholder approval of the conversion of Commercial Mutual Insurance Company from an advance premium cooperative to a stock property and casualty insurance company”, said Barry Goldstein, DCAP’s Chairman and CEO.

“In this difficult marketplace we have been able to dispose of a number of businesses at a price approximating book value”, said Victor Brodsky, DCAP’s Chief Accounting Officer.

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Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors.  More information about these factors can be found in DCAP’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.